UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 12, 2021

Drive Shack Inc.
(Exact name of registrant as specified in its charter)

Maryland
(State or other jurisdiction of incorporation)

001-31458	81-0559116
(Commission File Number)	(IRS Employer Identification No.)

10670 N. Central Expressway, Suite 700 Dallas, TX	75231
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (646) 585-5591

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	DS	New York Stock Exchange (NYSE)
9.75% Series B Cumulative Redeemable Preferred Stock, $0.01 par value per share	DS-PB	New York Stock Exchange (NYSE)
8.05% Series C Cumulative Redeemable Preferred Stock, $0.01 par value per share	DS-PC	New York Stock Exchange (NYSE)
8.375% Series D Cumulative Redeemable Preferred Stock, $0.01 par value per share	DS-PD	New York Stock Exchange (NYSE)

Item 1.01	Entry into a Material Definitive Agreement.

On July 12, 2021, Drive Shack Inc. (the “Company”) entered into an Investment Agreement (the “Investment Agreement”) among the Company and Symphony Ventures, a partnership organized under the laws of Ireland (the “Investor”), pursuant to which the Investor committed to invest $10,000,000.00 in the Company's new business line, Puttery. The following summary of the Investment Agreement is qualified in its entirety by reference to the copy of the Investment Agreement attached as Exhibit 1.1 to this curent report and incorporated herein by reference.

On the terms and subject to the conditions set forth in the Investment Agreement, the Company will sell to the Investor 10% of the partnership interests in each of the wholly owned subsidiary limited partnerships (each, an “SLP”) formed by the Company to hold each of the Company’s Puttery venues, in exchange for an amount in cash equal to 10% of the total cost to build the Puttery venue owned by such SLP.  The Investor's purchase price in each such SLP will be applied to satisfy the commitment.  In connection with each investment in an SLP, the Investor will receive the option to purchase partnership interests representing an additional 10% of the partnership interests in such SLP, at a purchase price equal to the original purchase price, exercisable within the first year following each investment. The Commitment expires on January 1, 2024.

The Investor’s purchase of SLP partnership interests will occur on or around the date the Puttery venue owned by the SLP is fully constructed and open to the public. Following the satisfaction of its commitment of $10,000,000.00, the Investor will have the right, but not the obligation, to invest in each Puttery venue that the Company opens through the end of 2023, on the same terms as those applicable to the committed amount.  The Investment Agreement provides that the Company or an affiliate thereof will manage each Puttery venue for the fee set forth therein.

Item 3.02	Unregistered Sales of Equity Securities.

The Investment agreement provides that Symphony may request that its limited partnership interests in the SLPs be converted into Company common stock, beginning on January 1, 2024. The Company and Symphony will finalize the terms of such conversion when such a request is made, including the conversion rate. It is expected that the conversion would be consummated as a 4(2) private placement, as of today.

Item 8.01	Other Information

On July 12, 2021, the Company issued a Press Release announcing Symphony's commitment. A copy of the press release is attached to this current report as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

1.1	Investment Agreement, dated July 12, 2021, among the Company and the Investor

99.1	Press Release dated July 12, 2021

104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DRIVE SHACK INC.
(Registrant)

/s/ Nicholas M. Foley

Secretary

Date:  July 12, 2021